UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 3, 2008

Commission File Number	Registrant; State of Incorporation; Address and Telephone Number	IRS Employer Identification No.

1-32944	PPL Energy Supply, LLC (Exact name of Registrant as specified in its charter) (Delaware) Two North Ninth Street Allentown, PA 18101-1179 (610) 774-5151	23-3074920

1-905	PPL Electric Utilities Corporation (Exact name of Registrant as specified in its charter) (Pennsylvania) Two North Ninth Street Allentown, PA 18101-1179 (610) 774-5151	23-0959590

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant's Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On December 3, 2008, PPL Energy Supply, LLC (“PPL Energy Supply”) and PPL Electric Utilities Corporation (“PPL Electric”), respectively, entered into amendments of certain credit facilities to which they were parties as borrowers to provide for and clarify the borrower’s rights and obligations thereunder in connection with the optional termination of the commitment of a defaulting lender.

Filed as Exhibit 99.1 and incorporated herein by reference is the form of the First Amendment to Second Amended and Restated Credit Agreement by and among PPL Energy Supply, certain of the lenders party to the Second Amended and Restated Credit Agreement dated as of May 4, 2005 and Wachovia Bank, National Association as administrative agent for such lenders (the “PPL Energy Supply Facility”).

Filed as Exhibit 99.2 and incorporated herein by reference is the form of the First Amendment to Third Amended and Restated Credit Agreement by and among PPL Electric, certain of the lenders party to the Third Amended and Restated Credit Agreement dated as of May 4, 2005 and Wachovia Bank, National Association as administrative agent for such lenders (the “PPL Electric Facility”).

Upon the effectiveness of these amendments, the commitments of Lehman Brothers Bank, FSB were reduced by approximately $175 million under the PPL Energy Supply Facility and approximately $10 million under the PPL Electric Facility.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

99.1 -
Form of First Amendment to Second Amended and Restated Credit Agreement by and among PPL Energy Supply, certain of the lenders party to the Second Amended and Restated Credit Agreement dated as of May 4, 2005 and Wachovia Bank, National Association as administrative agent.

99.2 -
Form of First Amendment to Third Amended and Restated Credit Agreement by and among PPL Electric, certain of the lenders party to the Third Amended and Restated Credit Agreement dated as of May 4, 2005 and Wachovia Bank, National Association as administrative agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

PPL ENERGY SUPPLY, LLC

By:	/s/ James E. Abel
James E. Abel Vice President and Treasurer

PPL ELECTRIC UTILITIES CORPORATION

By:	/s/ James E. Abel
James E. Abel Treasurer

Dated:  December 4, 2008